UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2008

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 20, 2008, the Compensation Committee of the Board of Directors of Quest Software, Inc. (“Quest”) approved certain changes in the cash compensation arrangements for Douglas F. Garn, President and Chief Executive Officer of Quest, and Scott J. Davidson, Senior Vice President and Chief Financial Officer of Quest. Mr. Garn’s annual base salary has been increased to $850,000 and his aggregate target cash bonus has been increased to $850,000. These changes to Mr. Garn’s compensation will be retroactive to October 7, 2008, the date of Mr. Garn’s appointment as Chief Executive Officer of Quest. The increase in Mr. Garn’s target cash bonus for 2008 will be prorated to reflect only the portion of the year for which he was serving as Quest’s Chief Executive Officer. Mr. Davidson’s annual base salary has been increased to $425,000 and his aggregate target cash bonus has been increased to $200,000. These changes to Mr. Davidson’s compensation will become effective January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: November 26, 2008	By:	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel and Secretary